Microsoft Master Subcontractor Agreement

Contractor's Federal Employer ID No.	Microsoft Master Subcontractor Agreement No.
76-0686021	*Microsoft affiliate to complete*

This Microsoft Master Subcontractor Agreement is entered into between the following entities as of the effective date identified below (the "**Master Agreement**"). This Master Agreement is comprised of this cover page and the attached terms and conditions, the terms of which are incorporated herein by this reference. Each party will notify the other in writing if any of the information in the following table changes.

Contractor		
Name of Entity Pro Squared, Inc. dba The Project Group		Contact Name (This person receives notices under this master agreement pursuant to section 11 (Notices). Craig Crawford
Street Address 1770 St. James Place, Suite 115		Contact E-mail Address ccrawford@projectgroup.com
City Houston	State/Province Texas	Phone 713-622-1100
Country USA	Postal Code 77056	Fax 713-622-1103

Microsoft	
Notices to Microsoft should be sent to: Corey A. Griffin or Kevin Hartley Microsoft Corporation 5335 Wisconsin Avenue NW, Suite 600 Washington, DC 20015 (425) 936-7329 fax	Copies should be sent to: Microsoft Law and Corporate Affairs One Microsoft Way Redmond, WA 98052 USA Services Attorney (425) 936-7329 fax

This Master Agreement sets forth the general terms and conditions under which the entity signing below ("**Contractor**") will provide services to Microsoft Corporation or any Microsoft affiliates where Microsoft Corporation owns a greater than 50% interest (collectively "**Microsoft**"). Contractor agrees that Microsoft will have the right (but not the obligation) to submit Work Orders to Contractor under the terms of this Master Agreement either on its own behalf or on behalf of Microsoft's consulting customers (each a "**Customer**").

By signing below, each party acknowledges that it has read and understood the terms of this Master agreement and agrees to be bound by these terms.

Contractor	**Microsoft Affiliate**
Name of Contractor (please print) Pro Squared, Inc. (dba The Project Group)	Name Microsoft Corporation
Signature C. Crawford 5/23	Signature [signature]
Name of person signing (please print) Craig Crawford	Name of person signing (please print) Corey A. Griffin
Title of person signing (please print) President	Title of person signing (please print) Contracts Manager
Signature date May 23, 2002	Effective date (date Microsoft countersigns) June 17, 2002

In this master agreement, a "**Party**" or "**Parties**" means Contractor and/or Microsoft as the context requires.

1. ***Services.***

a. ***Work***. Contractor will perform the services and provide the related deliverables as specified in a Work Order (the "**Work**"). A form of the Work Order is attached hereto as **Exhibit A**. In the event Microsoft desires to make changes to a Work Order, Microsoft will notify Contractor, and both Parties will agree in writing on necessary adjustments (if any) to the other terms of the Work Order necessary to accommodate the requested changes.

b. ***Delivery and acceptance.*** Contractor will complete and deliver the Work to Microsoft according to the delivery schedule and in conformance with the specifications described in the applicable Work Order. Microsoft will evaluate the Work and submit a written acceptance or rejection to Contractor within fifteen (15) days after Microsoft's receipt of the Work or any longer time specified in the Work Order. Contractor's conformity to the specifications and the warranties herein will solely determine Microsoft's right to accept or reject the Work.

If rejected, Contractor will promptly correct the Work. If Contractor fails to correct the Work within fifteen (15) days after notice of rejection (or longer if mutually agreed by the Parties), Microsoft may terminate the Work Order.

c. ***Cooperation.*** Contractor agrees that it will cooperate in good faith with any Microsoft or Customer employees, Subcontractors, or agents in performing the Work as reasonably required by Microsoft or Customer, including any change order requests made by Microsoft or Customer. In addition, Contractor will comply with all reasonable provisions or requirements required by Customer. Microsoft will provide Contractor with notice of such provisions or requirements.

2. ***Payment.*** Microsoft will pay Contractor all undisputed amounts within thirty calendar (30) days (or longer if set forth in a Work Order) of Microsoft's receipt of a complete and accurate invoice for all Work accepted by Microsoft. Microsoft may withhold payment of any disputed amounts or/and offset amounts it owes to Contractor against any amounts Contractor owes to Microsoft. Contractor may not adjust the hourly rates for its fees during the term of a Work Order. However, Contractor may adjust its rates prior to entering into any new Work Order. Contractor is responsible for all expenses incurred in connection with its performance under a Work Order, unless Microsoft pre-approves to payment of reasonable expenses in the Work Order. In the event any taxes, duties, tariffs, levies or other government imposed charges are required to be withheld on payments made to Contractor, Microsoft will deduct such charges from amounts owed to Contractor, pay them to the appropriate government authority, and provide Contractor with proof of payment.

3. ***Confidentiality.***

a. ***Confidential Information.*** Confidential information means information marked or otherwise identified in writing by a Party as proprietary or confidential or that, under the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary or confidential. It includes, but is not limited to, non-public information such as either Party's or Customer's products, product features, marketing and promotions, business, the negotiated terms of this Master Agreement and any Work Order. Confidential information does not include information which: (i) the recipient developed independently; (ii) the recipient knew before receiving it; or (iii) is or subsequently becomes publicly available or is received from another source, in both cases other than by a breach of an obligation of confidentiality.

b. ***Use of confidential information.*** For a period of five years after disclosure (or longer for Contractor if otherwise specified in a Work Order or as required by law), neither Party will use confidential information of the other or a Customer without express written consent except under the terms hereof or disclose confidential information except (i) to obtain advice from legal or financial consultants, or (ii) if compelled by law, in which case the compelled Party will give the other Party notice of the requirement so that the disclosure can be contested. Microsoft may disclose Contractor's confidential information to Customer or Microsoft or Customer's Subcontractor where such disclosure is necessary for the proper performance of Microsoft's obligations to Customer, but any such disclosure must be subject to terms of confidentiality at least equal to Microsoft's obligations under this Master Agreement.

The Parties will take reasonable precautions to safeguard each other's confidential information. Such precautions will be at least as great as those each Party takes to protect its own confidential information. Each Party may disclose the other's confidential information to its employees only on a need-to-know basis and subject to the confidentiality obligations imposed herein. When confidential information is no longer necessary to perform any obligation under any Work Order, each of us will at the other's request either return it or destroy it. The terms of this Section will also apply to Contractor's use of any Customer confidential information.

c. Retained rights. Each Party is free to develop products independently without the use of the other's confidential information. Except for limitations on Contractor set forth in a Work Order, neither Party is obligated to restrict the future work assignments of people who have had access to confidential information. In addition, except for limitations on Contractor set forth in a Work Order, the Parties and these people are free to use the information that these people retain in their unaided memories related to information technology, including ideas, concepts, know-how or techniques, so long as such use does not disclose confidential information of the other Party or Customer in violation of this Section 3. This use will not grant either Party any rights under the other's or any Customer copyrights or patents and does not require payment of royalties or separate license.

d. Feedback. Either Party may provide suggestions, comments or other feedback to the other with respect to the other's confidential information. Feedback is voluntary and the receiving Party is not required to hold it in confidence. The receiving Party will not disclose the source of feedback without the providing Party's consent. Feedback may be used for any purpose without obligation of any kind.

e. Cooperation in the event of disclosure. Each Party will immediately notify the other upon discovery of any unauthorized use or disclosure of the other Party's confidential information and will cooperate in any reasonable way to help the other regain possession of the confidential information and prevent further unauthorized use.

4. Customer contact. The Parties agree that Microsoft will be the primary customer contact for any Work to be performed for Customers. Contractor will not contact Customers regarding the Work unless, and only as specifically approved, by Microsoft. Additionally, Contractor will not itself or through a third party solicit or perform, or seek to solicit or perform, any work for a Customer that is the same or similar to the Work or that is an extension of the Work, during the term of any Work Order or the term of Microsoft's agreement with Customer regarding the Work (which ever is longer) without the express written consent of Microsoft.

5. Ownership and assignment of rights.

a. Commissioned work. The Work has been specially ordered and commissioned by Microsoft, and Contractor agrees that the Work is a "work made for hire" for copyright purposes, with all copyrights and any other intellectual property rights in the Work owned by Microsoft. As such, Contractor will promptly disclose to Microsoft, in writing, any and all inventions, works of authorship, improvements, developments, or discoveries conceived, authored, made or reduced to practice by Contractor (including its employees and sub-contractors, if any), either solely or in collaboration with others, including Contractor's personnel and subcontractors (if any), in the course of and in connection with performing under a Work Order, or otherwise based upon confidential information of Microsoft or Customers.

b. Assignment. Contractor hereby irrevocably assigns to Microsoft, its successors and assigns, all rights, title and interest (now known or hereafter created or recognized) in and to the Work including, without limitation, the following:

(i) any copyrights, moral rights or any other proprietary rights (whether or not registerable and including any application for the registration of any such rights) that Contractor may possess or acquire in the Work throughout the world, and any renewals or extensions of such rights, regardless of whether or not legal protection for the Work is sought;

(ii) all rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the Work or developed in the course of Contractor's creation of the Work, including but not limited to all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world,

and any renewals or extensions of such rights, regardless of whether or not legal protection for the Work is sought; and

(iii) any documents, magnetically or optically encoded media, or other materials created by Contractor under a Work Order.

To the extent moral rights in the Work cannot be assigned, Contractor agrees to assert or procure the assertion (as the case may be) of such rights at Microsoft's sole direction and discretion. This assignment includes a license under any current and future patents owned or licensable by Contractor, including any renewals or extensions thereof, to the extent necessary for Microsoft or its third party licensees to make, use, modify, license, sell, sublicense, distribute, or market the Work, or otherwise realize the benefits contemplated hereunder, including the right to further sublicense such rights to third parties.

c. Contractor retained work. Any portion of the Work developed by or for Contractor independently of a Work Order shall be subject to Sections 5(a) and (b) above unless the Parties agree in the Work Order that Contractor shall retain ownership of such portions of the Work ("**Contractor Retained Work**"). All Contractor Retained Work must be identified with specificity in the applicable Work Order. Except as otherwise expressly provided in the applicable Work Order, Contractor hereby grants Microsoft a non-exclusive, perpetual (without regard to any termination), irrevocable, world-wide, fully paid-up, assignable, and transferable license as to the Contractor Retained Work, including the right to use, reproduce, modify, and distribute (directly or indirectly) and to sublicense any or all of the foregoing rights, including the right to further sublicense such rights to further third parties. As a point of clarification, Contractor Retained Work will be considered Work for purposes of other sections of this Master Agreement.

d. Further assistance. At Microsoft's expense, Contractor will execute and deliver such instruments and take such other action as may be requested by Microsoft to perfect or protect Microsoft's rights in the Work and to carry out the assignments set forth in this Section 5.

e. License of Microsoft materials. During the term of the applicable Work Order, Microsoft grants to Contractor a temporary, limited, non-exclusive license to use, reproduce and modify its computer programs, code or materials in the form provided to Contractor during the term of an applicable Work Order, provided such use, reproduction and modification is solely for purposes of performing of the Work.

6. Contractor representations and warranties. Contractor represents and warrants that:

a. Contractor's agreement to perform the Work hereunder will not violate any agreement or obligation between Contractor and a third party;

b. The Work as delivered to Microsoft under an applicable Work Order does not infringe any copyright, patent, trade secret, or other proprietary right held by, or which is the subject of a pending application filed by, any third party;

c. The Work provided by Contractor will (i) be performed in a professional manner, (ii) perform substantially in accordance with the requirements and specifications on the applicable Work Order, (iii) be of a high grade, nature, and quality and (iv) be free and clear of any liens, encumbrances or claims;

d. Contractor will not use undocumented application programming interfaces ("**APIs**") to perform any Work, unless Microsoft has given prior written consent to such use because of extraordinary circumstances;

e. Contractor will take all required actions and comply with, and cause its employees, Subcontractors and agents to comply with, all applicable laws and regulations applicable to its performance hereunder, including without limitation, the employment, workman's compensation, immigration, tax and export control laws of any jurisdiction in which Work is performed;

f. The Work will either be originally created by Contractor, or Contractor will obtain all necessary rights to the Work to transfer ownership and license rights to Microsoft as required by Section 5 above (entitled "Ownership and Assignment of Rights"); and

g. Contractor will not give Microsoft access to or otherwise incorporate, contribute or combine the Work with any software or other materials that requires as a condition of use, modification, and/or distribution that the Work (either in whole or in part) be generally (i) disclosed or distributed in source code or object code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable.

7. *Disclaimer of warranties and no liability for certain damages.*

WITH THE EXCEPTION OF THOSE EXPRESS WARRANTIES OF CONTRACTOR PROVIDED IN SECTION 6 ABOVE (entitled "Contractor representations and warranties") OR OTHERWISE PROVIDED BY CONTRACTOR IN A WORK ORDER, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES, WORK, OR ANY OTHER MATERIALS PROVIDED BY ONE PARTY TO THE OTHER.

EXCEPT AS SPECIFICALLY PROVIDED IN THE FOLLOWING SENTENCE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS MASTER AGREEMENT, NEITHER PARTY NOR THEIR CONTRACTORS OR CUSTOMER WILL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION, DAMAGES FOR BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION), SPECIAL, OR INCIDENTAL DAMAGES OR DAMAGES FOR LOSS OF PROFITS OR REVENUES ARISING IN CONNECTION WITH THIS MASTER AGREEMENT, ANY WORK ORDER, SERVICES, WORK, OR ANY OTHER MATERIALS OR INFORMATION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH POSSIBILITY WAS REASONABLY FORESEEABLE. THIS EXCLUSION OF LIABILITY DOES NOT APPLY TO EITHER PARTY'S LIABILITY TO THE OTHER FOR BREACHES OF WARRANTY, INDEMNIFICATION OBLIGATIONS, VIOLATION OF ITS CONFIDENTIALITY OBLIGATION, VIOLATIONS BY ONE PARTY OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, OR IF OTHERWISE STATED IN A WORK ORDER REGARDING CONTRACTOR AS A RESULT OF MICROSOFT'S AGREEMENT WITH CUSTOMER.

8. *Indemnification.*

a. Indemnity. Contractor agrees to indemnify, defend, and hold Microsoft, and its successors, officers, directors, employees, suppliers, and consultants harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including attorneys' fees) arising out of, or in connection with any claim (i) relating, directly or indirectly, to Contractor's performance of the Work; (ii) relating, directly or indirectly, to Contractor's breach or threatened breach of any of its obligations hereunder; or (iii) that, if taken to be true, would constitute a breach of any of Contractor's representations and warranties set forth herein.

b. Notice and cooperation. If any action is brought against Microsoft for which indemnity may be sought from Contractor pursuant to the provisions of this Section, Microsoft will promptly notify Contractor in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. Microsoft will cooperate with Contractor at Contractor's expense in all reasonable respects in connection with the defense of any such action. Contractor may, upon written notice to Microsoft, assume the defense of any such action, including the employment of counsel that is reasonably satisfactory to Microsoft. Microsoft will have the right to employ separate counsel and participate in the defense. Contractor will reimburse Microsoft upon demand for any payments made, damages or loss suffered based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions. Contractor will not settle any such claims, demands or actions without the prior written consent of Microsoft.

c. Injunction. If the Work furnished hereunder is in any action held to constitute an infringement and its use is enjoined, Contractor will immediately and at its expense:

(i) procure for Microsoft and Customer the right to continue to exercise the rights in the Work as set forth in Section 5 above; or

(ii) replace or modify the Work with a version of the Work that is non-infringing and is reasonably acceptable to Microsoft as a functional equivalent.

If (i) or (ii) above are not available to Contractor, Contractor will immediately refund to Microsoft all amounts paid to Contractor by Microsoft.

9. *Term and termination.*

a. Term. This Master Agreement will continue until terminated as provided hereunder.

b. Termination. This Master Agreement and/or any Work Order may be terminated as follows:

(i) by Microsoft for any reason and at any time without incurring any additional liability to Contractor by giving Contractor five (5) calendar days prior written notice, such termination to be effective at the end of such five day termination notice period; or

(ii) by either Party for cause, if the other Party fails to comply with any term or condition of this Master Agreement or any Work Order, provided that the non-defaulting Party has given the defaulting Party written notice of such default and the defaulting Party has not remedied the default within thirty (30) calendar days of receipt of such written notice.

The effect of terminating this Master Agreement will be to terminate the ability of either Party to enter into subsequent Work Orders under this Master Agreement. Termination of this Master Agreement will not, by itself, result in the termination of any Work Order(s) previously entered into under this Master Agreement, and the terms of this Master Agreement will be incorporated into such Work Order(s) and will continue in effect unless and until the Work Order itself is terminated or expires. To the extent necessary to implement the termination provisions of this Master Agreement or any Work Order, each of the Parties waives any right it has, or obligation that the other Party may have, now or in the future under any applicable law or regulation, to request or obtain the approval, order, decision or judgment of any court to terminate this Master Agreement or any Work Order.

c. Consequences of termination. Upon termination of a Work Order by Contractor for cause or by Microsoft without cause, Microsoft will have no further obligation to Contractor, except for payment due for Work performed prior to the date of such termination. If Microsoft terminates this agreement for cause, it shall have no further obligation to Contractor. Contractor agrees that upon termination or expiration of this Master Agreement or a Work Order for any reason whatsoever, Contractor will return to Microsoft all materials in any form containing or disclosing any confidential or proprietary information of Microsoft or Customer related to this Master Agreement or the Work Order and will provide Microsoft will all Work in progress.

d. Survival. Sections 3, 4, 5, 6, 7, 8, 9(d), 11 and 12 will survive any termination or expiration of this Master Agreement or any Work Order.

10. Insurance.

a. General coverage. At all times when Contractor will be performing services pursuant to the terms of this Master Agreement, Contractor agrees to procure and maintain the insurance coverage identified below, and such additional insurance as may be requested by Customer. Upon request Contractor shall provide Microsoft with certificates of insurance evidencing that such coverages are in full force and effect.

(i) Commercial General Liability covering bodily injury and property damage liability with a limit of not less than $1,000,000 each occurrence,

(ii) Workers' Compensation insurance (or maintenance of a legally permitted and governmentally approved program of self-insurance) covering Contractor's employees pursuant to applicable state workers' compensation laws for work related injuries suffered by employees of Contractor, and

(iii) Employers Liability insurance with limits of not less than $1,000,000 each accident.

b. Professional liability and errors & omissions coverage. In addition, if:

(i) the Work consists of, includes, or results in any copyrightable material; or

(ii) Contractor's performance of the Work constitutes such professional consulting services as:

1) system development, design, or maintenance;
2) technical support; or
3) financial services (e.g., collections, and transaction authorization);

then Contractor shall maintain Professional Liability and Errors & Omissions Liability Insurance with policy limits of not less than Two Million Dollars (US$2,000,000.00) each claim with a deductible of not more than Twenty-Five Thousand Dollars (US$25,000.00). Such insurance shall include coverage for infringement of any proprietary right of any third party, including without limitation copyright and trademark infringement as related to Contractor's performance under this Master Agreement. The Professional Liability and Errors & Omissions Liability Insurance retroactive coverage date will be no later than the Effective Date of this Master Agreement. Contractor shall maintain an extended reporting period providing that claims first made and reported to the insurance company within one (1) year after Microsoft's final payment for the Work will be deemed to have been made during the policy period.

c. Additional coverage. If, in the opinion of Microsoft, the amount of liability coverage is not adequate by reason of inflationary pressures or experience or the nature and content of Contractor's activities, Contractor will increase the amount of insurance coverage as reasonably required by Microsoft.

d. Workers' compensation. Contractor will at all times comply fully with all applicable workers' compensation, occupational disease, and occupational health and safety laws, statutes, and regulations, if any. Such workers' compensation and occupational disease requirements will include coverage for all employees of Contractor suffering bodily injury (including death) by accident or disease, which arises out of or in connection with the performance of this Agreement by Contractor. Except to the extent prohibited by law, Contractor's program(s) for compliance with workers' compensation and occupational disease laws, statutes, and regulations will provide for a full waiver of rights of subrogation against Microsoft, its subsidiaries, officers, and employees.

If Contractor, or any Subcontractor retained by Contractor, fails to effect and maintain a program of compliance with applicable workers' compensation and occupational disease laws, statutes, and regulations, and Microsoft incurs liability or fines or is required by law to provide benefits to such employees or to obtain coverage for such employees, Contractor will indemnify Microsoft for such fines, payment of benefits to Contractor's or Subcontractors' employees or their heirs or legal representatives, and/or the cost of effecting coverage on behalf of such employees. Any amount owed to Microsoft by Contractor pursuant to this indemnity may be deducted from any payments owed by Microsoft to Contractor for performance of the Agreement.

11. Notices. All notices, authorizations, and requests made or given hereunder must be sent by post, express courier, or facsimile to the addresses indicated below. Notices will be deemed delivered on the date shown on the postal return receipt or on the courier or facsimile confirmation of delivery.

12. Miscellaneous.

a. Assignment and subcontracts. Contractor may not assign this Master Agreement, any Work Order, or any obligation or right hereunder, in whole or in part, without the express prior written consent of Microsoft. In the event that Contractor uses any third party supplier or other provider of services ("**Subcontractor(s)**"), Contractor will: (i) enter written agreements with any such Subcontractors that contain terms sufficient to permit Contractor to comply with the terms of this Master Agreement and any applicable Work Orders; (ii) guarantee the performance of such Subcontractors; and (iii) defend, indemnify and hold Microsoft and Customer harmless from any and all claims or liability arising out of such Subcontractors performance or work.

b. Independent contractor. Contractor is an independent contractor for Microsoft, and nothing herein will be construed as creating an employer-employee relationship, a partnership or a joint venture between the

Parties. Contractor agrees to be responsible for all of Contractor's federal and state taxes, social security, unemployment, workers' compensation, and other withholding taxes, insurance, and other benefits. In the event that any governmental agency determines that Contractor is a common law employee of Microsoft and therefore subject to taxes such as withholding and payroll taxes (e.g. U.S. federal income tax, FICA, FUTA, etc.), Contractor will fully indemnify Microsoft for all such withholding and payroll taxes, and associated interest and penalties, if any, assessed against Microsoft in connection with such determination.

c. Applicable law/attorney fees. This Master Agreement and any Work Orders will be governed by the laws of the jurisdiction where the Microsoft affiliate that signed this Master Agreement has it headquarters. If either Party employs attorneys to enforce any rights arising out of or relating to this Master Agreement or any Work Order, the prevailing Party will be entitled to recover its reasonable attorneys' fees, costs and other expenses.

d. Compliance with laws. Contractor will comply with all applicable laws in the performance of Work and will upon request provide Microsoft with any documents or information that Microsoft may request to verify Contractor's compliance with applicable laws. Contractor will defend, indemnify, and hold Microsoft and Customer harmless from and against any and all fines, penalties (whether criminal or civil), judgments, damages and assessments, including reasonable expenses suffered by Microsoft or Customer as a result of Contractor's failure to comply with applicable laws.

e. Entire agreement. This Master Agreement, Exhibits A (Form Work Order), B (E-mail Policy), and C (Vendor Code of Conduct), and any Work Orders incorporating this Master Agreement constitute the entire agreement between Microsoft and Contractor, and merge all prior and contemporaneous communications with respect to the subject matter hereof. This Master Agreement and any Work Orders incorporated herein will not be modified except by a subsequent written agreement signed by both Parties. In the event of a conflict between the terms of this Master Agreement and any Work Order, the terms of this Master Agreement will control.

f. Severability/waiver. If any provision hereof is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and the Parties will amend this Master Agreement to give effect to the stricken clause to the maximum extent possible. No waiver of any breach of any provision of this Master Agreement will constitute a waiver of any other breach, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving Party.

g. Contractor code of conduct. If Contractor's employees use Microsoft E-Mail in performance of the Work, Contractor will require each employee to sign and comply with, and Contractor agrees to the terms of the Microsoft E-Mail Policy attached hereto as **Exhibit B**, the terms of which are incorporated herein by this reference. Contractor acknowledges and agrees that it will perform all Work, and ensure that its employees, Subcontractors and agents perform all Work, under this Master Agreement pursuant to the Vendor Code of Conduct attached hereto as **Exhibit C** and incorporated herein by this reference, and any other codes of conduct as imposed by a Customer which Contractor is made aware of.

h. Interpretation. The Parties each acknowledge that the limitations and exclusions contained herein have been the subject of active and complete negotiation between the Parties and represent the Parties' agreement. The Parties agree that the terms and conditions of this Master Agreement will not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of the Master Agreement. Moreover, the headings contained in this Master Agreement are intended for convenience only and will not be used to determine the rights of the Parties.

i. Jurisdiction and venue. Any action brought hereunder must be brought in the jurisdiction where the Microsoft affiliate that signed the applicable Work Order has its headquarters. This choice of jurisdiction does not prevent either Party from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any other appropriate jurisdiction.

j. No publicity. Contractor will not use Microsoft's or Customer's name or refer to Microsoft or Customer directly or indirectly in any advertisement, news release, or professional or trade publication without Microsoft or Customer's respective prior written approval.

k. Cumulative remedies. Microsoft's rights and remedies herein will be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance against Contractor, and temporary and permanent injunctive relief.

l. Counterparts. This Master Agreement may be executed in any number of counterparts, each of which will be an original, and such counterparts together will constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the Parties will follow such delivery by prompt delivery of originals of such pages).

m. Exhibits. The following exhibits are attached hereto and incorporated herein by reference:

Exhibit A- Form Work Order
Exhibit B- Microsoft E-mail Policy
Exhibit C- Vendor Code of Conduct

EXHIBIT A

FORM WORK ORDER

Microsoft Consulting Services Subcontractor Work Order

WORK ORDER NO.	*(For Microsoft Internal Purposes Only)* **MCS (WO-Subcontractor)-**	

This work order is made pursuant to the Microsoft Master Subcontractor Agreement (the "**agreement**") effective as of , by and between the undersigned Contractor ("**Contractor**") and the undersigned Microsoft affiliate or its affiliate ("**Microsoft**"). The terms of the agreement are incorporated herein by this reference. Any terms not otherwise defined herein will assume the meanings set forth in the agreement. This work order is comprised of this cover page and the work order terms below, which are incorporated herein by this reference.

Microsoft Invoicing Information		
Name of Practice		Contact Name (This person receives invoices under this work order.)
Street Address		Contact E-mail Address
City	State/Province	Phone
Country	Postal Code	Fax

Invoicing and Payment

Contractor will invoice Microsoft monthly for services performed during the previous period. Contractor will direct all invoices for payment to the Microsoft representative identified above at the address shown above. Microsoft agrees to pay Contractor for all accepted Work thirty (30) days from receipt of Contractor's invoice.

Commencement Date

This work order will commence on or the date we begin providing the services, which ever is earlier. This work order will expire on or later if mutually agreed by the Parties in writing.

By signing below the Parties acknowledge and agree to be bound to the terms of the agreement and this work order.

Contractor	***Microsoft Affiliate***
Name of Contractor (please print)	Name **Microsoft Corporation**
Signature	Signature
Name of person signing (please print)	Name of person signing (please print)
Title of person signing (please print)	Title of person signing (please print)
Signature date	Signature date

1. ***Customer.*** Contractor will perform the Work identified below on Microsoft's behalf for the following Microsoft Customer ________________________.

   a. ***Retained rights.*** The Parties understand that Customer's contract allows (________)/does not allow (___) (*please check one*) use of Retained Rights (a/k/a Residuals) from Customer Confidential Information.

   b. ***Confidentiality.*** The Parties understand that Customer's contract requires Confidential Information disclosed to Microsoft/Contractor to be held confidential for ________ years and the Parties agree not to disclose Customer's information for such period.

   c. ***Additional Customer terms.*** Contractor agrees to the following terms:

   d. ***Retained Rights.*** Notwithstanding anything to the contrary in this work order, Contractor may not give Microsoft access to or otherwise incorporate, contribute or combine the Work with any software or other materials that requires as a condition of use, modification, and/or distribution that the Work (either in whole or in part) be generally (i) disclosed or distributed in source code or object code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable.

2. ***Fees.*** Microsoft agrees to pay Contractor for the Work accepted by Microsoft and Customer under this Work Order as shown below.

   Fees (specify total project fee or hourly rates):

   Total Fees will not exceed:

   Expenses (e.g. travel, living, etc.): Microsoft will not pay for Contractors' expenses.

3. ***Services.*** Contractor will perform the following Work according to the schedule shown below:

4. ***Contractor employees.*** The following employees and Subcontractors of Contractor will be assigned to perform the Work under this Work Order, and will not be removed by Contractor, except for i) such employees' or Subcontractor's termination, resignation or other causes beyond Contractor's reasonable control; or ii) upon Microsoft's request that such employees or Subcontractors be removed due to unsatisfactory performance. In such circumstances, Contractor must supply a suitable replacement for such employees or Subcontractors, reasonably acceptable by Microsoft, as soon as possible at no additional expense to Microsoft.

5. ***No Contractor Retained Work.*** The Parties agree that the Work is not comprised of any Contractor Retained Work.

6. ***Record retention.*** Contractor will prepare and maintain at all times during the term of this Work Order, and for a period of 2 years thereafter, complete and accurate records relating to Contractor's performance and obligations under this Work Order. Microsoft, or its nominee, will have the right to review, copy and inspect all such records for the purposes of confirming Contractor's performance of its obligations pursuant to the terms of this Work Order and the Master Agreement, provided such review is done during normal business hours without material disruption to Contractor's business.

EXHIBIT B

MICROSOFT CORPORATION E-MAIL POLICY

Please complete the information requested below and route this Agreement (fully executed) to CSGVN in building 100/2. In addition, please complete a requisition via Headtrax (http://headtrax/) and a **PO#** if Microsoft is invoiced for this Third Party's work. All pieces of information are required to facilitate the resource request process. E-mail CSGVN with questions.

This Agreement is made by and between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation, and the undersigned ("Third Party") and is effective upon Third Party's signature date. Microsoft and Third Party agree as follows: A written contract governing the services provided by Third Party to Microsoft must be executed prior to establishment of an e-mail account, provision of a network access account, or issuance of a cardkey to the undersigned Third Party. In addition to the undersigned individual, the term "Third Party" shall also include any employees and agents of the undersigned Third Party providing services to Microsoft who are expressly authorized to have an e-mail account, network access or cardkey access to Microsoft resources. Third Party warrants that it has full authority to enter this agreement on behalf of any such employees or agents.

1. E-mail account and/or network access account.

If Microsoft establishes an "e-mail" or network access account for Third Party, the Third Party agrees to comply with all rules and restrictions Microsoft imposes below:

a. Microsoft will provide Third Party an account name and "password" for the e-mail account and/or network connectivity.

b. Third Party will change password from time to time to maintain security. Third Party shall not disclose his/her current password to any other person or entity, and agrees to immediately notify Microsoft in the event of any unauthorized disclosure of the same.

c. Third Party agrees to remain within the authorized capabilities of his/her account. Any attempt to gain unauthorized access to another person's corporate account or into any restricted area of the corporate network is prohibited and will result in immediate termination of the e-mail account privileges.

d. Third Party's e-mail and/or network account is granted strictly for the benefit of doing business with Microsoft and cannot be used for any other purpose, such as to promote or solicit business for Third Party or for any outside vendors. E-mail and any other data stored on or transmitted by Microsoft-owned equipment are Microsoft property, shall not be removed by Third Party, and may be accessed by Microsoft at Microsoft's sole discretion.

For the purposes of this section, "e-mail account" shall include all means of Microsoft WEB and Internet access.

MICROSOFT RESERVES THE RIGHT TO TERMINATE THIRD PARTY'S E-MAIL and/or NETWORK ACCOUNT PRIVILEGES AT ANY TIME, IN MICROSOFT'S SOLE DISCRETION.

2. Cardkey.

A cardkey is granted to the Third Party requiring access to Microsoft facilities more than twice per month. If Microsoft provides a cardkey for Third Party, the Third Party agrees to comply with all rules and restrictions Microsoft imposes as stipulated by the cardkey access guidelines for the cardkey privileges listed below:

a. Third Party must have his/her cardkey in his/her possession at all times while Third Party is at a Microsoft facility. The cardkey is for use by Third Party only for business conducted at Microsoft and shall not be loaned to another person. Lost cardkeys must be reported as soon as reasonably possible, but in no event later than twenty-four (24) hours after the loss.

b. Unless otherwise confirmed by the Microsoft Sponsor, Third Party's cardkey access shall be from 7:00 a.m. until 7:00 p.m. for Third Party's assigned building Monday through Friday. Third Party's cardkey privileges shall expire at 7:00 p.m. on the final day of assignment.

c. Third Party's cardkey must be returned to the Microsoft Sponsor upon Third Party's separation from Microsoft or the termination or completion of Third Party's assignment at Microsoft. A fee of Fifty Dollars (US$50.00) shall be assessed to the Microsoft department below for Third Party's cardkey if not returned within three (3) days of Third Party's separation from Microsoft or termination of Third Party's cardkey privileges, and such fee may be passed through to the individual(s) failing to return the cardkey(s). Cardkeys must be returned immediately to Microsoft Security in building 8 or its agents.

d. Third Party grants Microsoft permission to copy and circulate Third Party's cardkey photograph to Microsoft employees or agents at Microsoft's discretion.

MICROSOFT RESERVES THE RIGHT TO TERMINATE THIRD PARTY'S ACCESS CARD PRIVILEGES AT ANY TIME, IN MICROSOFT'S SOLE DISCRETION.

3. Nondisclosure provisions.

In consideration of Microsoft's grant of e-mail privileges, external network connectivity, and/or cardkey privileges and/or the opportunity to provide services to Microsoft, Third Party agrees that, at all times during the term of this Agreement and thereafter, Third Party expressly undertakes to retain in strictest confidence and agree not to use for any purpose other than his/her work for Microsoft, nor disclose to anyone outside of Microsoft without the express written authorization of an officer of Microsoft (a) any confidential or proprietary information or trade secrets of Microsoft or its subsidiaries or (b) any information received by Microsoft or its subsidiaries from others that the recipient is obligated to treat as confidential or proprietary. In addition, Third Party will not disclose confidential or proprietary information or trade secrets to Microsoft employees except on a "need-to-know" basis. For purposes of this paragraph, "confidential or proprietary information or trade secrets" means all data and information in whatever form, tangible or intangible, that is not generally known to the public and that relates to the business, technology practices, products, marketing, sales, services, finances, or legal affairs of Microsoft or its subsidiaries or any other third party doing business with or providing information to Microsoft or its subsidiaries, including without limitation information about actual or prospective customers, suppliers and business partners; non-public information about Microsoft employees, such as contact information, job duties or descriptions, compensation and performance; business, sales, marketing, technical, financial and legal plans, proposals and projections; and concepts, techniques, processes, methods, systems, designs, programs, code, formulas, research, technologies, features of technologies, experimental work and work in progress. If Third Party has any questions as to what comprises such confidential or proprietary information, Third Party agrees to consult with the Microsoft sponsor who has signed below. Third Party agrees that Microsoft's subsidiaries are intended third-party beneficiaries of this paragraph. Third Party also agrees to cooperate with Microsoft in it efforts to ascertain and assure Third Party's compliance with this paragraph, even after Third Party's separation from Microsoft. Unless Third Party and Microsoft expressly agree to exempt Third Party from the foregoing nondisclosure provisions based on the existence of another agreement by Third Party regarding confidentiality or nondisclosure, the foregoing nondisclosure provisions are in addition to any other confidentiality or nondisclosure agreement(s), covenant(s), or stipulation(s) between Third Party and Microsoft.

IN WITNESS WHEREOF, the below named Authorized Representative has executed the Agreement on ____________________, 200__

Authorized Representative of ______________:	______________________ Company Name (please print)
______________________ Signature	______________________ Company Address (please print)
______________________ Name (please print)	______________________ City/State/Province
______________________ Vendor #, Tax ID # or Social Security #	______________________ State/Postal Code

Are you a former Microsoft employee? Yes ☐ No ☐ *(please check one)*

Are you a former Microsoft Contingent Worker (e.g. temporary personnel, independent contractor, Vendor)?
Yes ☐ No ☐ *(please check one)* If Yes, for what Company? ______________________

MICROSOFT SPONSOR TO COMPLETE:

______________________________ Microsoft Sponsor Signature

______________________________ Services Agreement or Purchase Order #

______________________________ Name and employee number (please print)

Relationship of Party to Microsoft: Vendor____ OEM____ Independent Contractor____

Resources Requested:

1) E-mail Account (Must be located onsite):	Yes ________	No ________	Location (city e.g. Redmond):______________
2) Corporate Network Account	Yes ________	No ________	
3) V-Mud Vendor RAS: +allows access to resources residing on the external network	Yes ________	No ________	
4) Corporate RAS- dial in access to Microsoft networks:+ (checking this option does not guarantee RAS access; please contact the e-mail alias 'accounts')	Yes ________	No ________	
5) Access card Access:	Yes ________	No ________	Bldg/room #:____________

*If this account is in need of access to a specific share or server, please contact 'accounts' **after** log on information is received.

*If Corporate RAS is needed, written Director-level approval and business justification is required by Network Accounts. Please contact the e-mail alias 'accounts' for more information.

Vendor's Employer:______________________________ Vendor's Manager: ______________________

Nature of Work at Microsoft: ____

____

EXHIBIT C

VENDOR CODE OF CONDUCT

Introduction

Microsoft is committed to promoting a positive work environment. We expect our vendors and their employees, agents, and subcontractors (collectively, "representatives") to adhere to the same standards of conduct and behavior while they are on Microsoft property or doing business with Microsoft that we expect from our own employees. This code of conduct is not a contract. It is intended solely to provide general guidance to vendors and their representatives to assist them in functioning smoothly and efficiently while performing ***"work for hire"*** at Microsoft.

The information outlined below is important and should be read carefully. All third party vendors will be required to educate and, when appropriate, train their representatives to ensure they are aware of Microsoft's expectations regarding their behavior.

The policies summarized below are not all-inclusive, and there may be other conduct not specifically listed that would be unacceptable. Microsoft expects that vendors and their representatives will conduct themselves in a professional manner at all times while on Microsoft property or while doing business with Microsoft. **Microsoft may request the immediate removal of any vendor representative who behaves in a manner that is unlawful or inconsistent with any Microsoft policy, or that is otherwise deemed unacceptable to Microsoft.**

Equal Opportunity Employer

Microsoft promotes a cooperative and productive work environment by supporting the cultural and ethnic diversity of its workforce.

We are committed to providing equal opportunity to all employees and applicants for employment. This commitment is reflected in all aspects of our daily operations. We recruit, hire, train, pay, promote, and discipline employees without regard to race, color, sex, sexual orientation, religion, national origin, marital status, age, disability, or veteran status. Equal employment opportunity is required by local, state, and federal laws, as well as by Microsoft policy.

We expect our vendors to share our commitment to Equal Opportunity. The vendor's commitment may include identifying, procuring, and paying for any reasonable accommodation that may be required for a disabled representative of the vendor to perform his or her essential job functions while on Microsoft property or working on Microsoft related business.

Creating a Harassment-free Environment

Microsoft is committed to providing a working environment free of sexual and other forms of harassment. Harassment or intimidation of any kind toward any person at Microsoft, or toward a Microsoft employee conducting business on a vendor's premises, will not be tolerated. The below policies and procedures apply not only to sexual harassment and intimidation, but to all other forms of harassment and intimidation.

We have printed below Microsoft Corporation's Vendor Sexual Harassment Policy. *We ask that the Vendor review this Policy and distribute it to all of Vendor's representatives who are currently working with Microsoft, and to those who may do so in the future.* Vendor's representatives need to understand that, while on Microsoft property or conducting Microsoft related business, they will be expected to adhere to the policy below. Microsoft also expects that Vendor will fully cooperate with Microsoft in any investigation of a harassment complaint involving one of Vendor's representatives. Microsoft anticipates that any such investigation would proceed as follows:

1. The Microsoft Human Resources Representative responsible for the group or business unit in which the complainant is working will conduct interviews of pertinent persons with knowledge of the allegations made by the complainant. Microsoft prefers that Vendor's designee be present at any interview of the representative. Out of respect for the complainant's privacy, Microsoft will provide Vendor with a summary of the interviews only if Vendor has a strict business need to know the information.

2. If Vendor's representative has been identified as the "harasser," Vendor will determine the appropriate disciplinary action, if any. Vendor is encouraged to provide a written memo to its representative outlining the results of the investigation and stating the discipline imposed, if any. The Microsoft Human Resources Representative should receive a copy of any such memo given to Vendor's representative. Separate and apart from any discipline Vendor may impose against its representative, and regardless of whether the complainant was a Microsoft employee or not, **Microsoft may require that the representative be removed immediately from Microsoft property and may prohibit the representative from thereafter returning to Microsoft property or working on Microsoft related business**. In that event, Vendor's representative will have e-mail and cardkey privileges immediately revoked. Where a Microsoft employee has been identified as the "harasser," Microsoft will determine the appropriate action, if any, and will issue any written memo outlining the results of the investigation and the action taken.

Microsoft appreciates Vendor's cooperation, as outlined above, in the event of a harassment complaint involving one of Vendor's representatives.

Microsoft Vendor Sexual Harassment Policy

Policy

Sexual harassment or intimidation of any person at Microsoft is detrimental to the maintenance of a supportive, positive working environment. Because such behavior may have serious consequences, Microsoft will not tolerate unwelcome sexual advances, requests for sexual favors, other offensive verbal or physical conduct of a sexual nature, or any other act of harassment or intimidation.

Examples of Sexual Harassment

Sexual harassment is defined as unwelcome verbal or physical conduct that is sexual in nature or that is directed at the person because of his or her gender. Types of sexual harassment may include:

- Explicit or implicit pressure for sexual acts as part of a successful business or professional relationship.
- Creation or perpetuation of a hostile or offensive environment through verbal or physical conduct of a sexual nature such as:
  - Propositioning another person.
  - Touching another person in an unwelcome way.
  - Making sexual comments, jokes, or innuendoes.
  - Displaying offensive pictures, calendars, bitmaps, or cartoons.

Procedures for Vendor Representatives

If Vendor's representative experiences any harassing behavior, the representative should immediately:

- If feasible, identify the offensive behavior to the "harasser," and request that it stop.
- Contact the representative's Vendor employer or the Microsoft Human Resources Representative assigned to the Microsoft group in which the representative is working.

E-mail

Vendors and its representatives are expected to meet all ITG requirements for maintenance of passwords, confidentiality and security procedures. For assistance on password guidelines or other security issues contact ITGWeb.

Microsoft E-mail Etiquette

Electronic mail or "e-mail" provides an easy-to-use efficient means of communicating with other people at Microsoft. Violations of Microsoft's e-mail policy are potential grounds for vendor's agreement with Microsoft to be terminated. E-mail is not personal or confidential and may be accessed by Microsoft at any time. E-mail use is monitored by ITG for security purposes on a regular basis. Microsoft e-mail names are confidential. Do not give e-mail names to anyone outside of Microsoft. Do not share passwords with anyone, attempt to gain access to anyone else's e-mail

account, or use another's e-mail account without permission. The following e-mail guidelines are designed to ensure that each person uses the e-mail system in a similar manner.

- E-mail is not to be used for personal purposes. E-mail should not be used as a forum for political or religious debate, or as a form of entertainment (e.g., chain letters).
- Use of e-mail should be limited to Microsoft business related purposes. All e-mail group aliases (a predefined group of users) must be for Microsoft business.
- Microsoft prohibits obscene, profane, or otherwise offensive material from being accessed, stored on or transmitted via Microsoft equipment or networks.
- When writing e-mail, keep your messages as brief and to the point as possible.
- Make sure the subject line of your message provides a brief, clear description of the contents of the message. For example, if the mail regards an action item include the due date (dd/mm).
- Make sure you know to whom your e-mail is being sent before sending it. If you are sending to an entire e-mail alias, think about whether every member of the group needs to read your message. You can access information on your intended recipient by selecting the "properties" option from the Address Book.
- Be selective when forwarding or replying to an e-mail message. Think about who really needs to see the message; forward it only to those who need the information.
- Vendors or its representatives may not use IT systems to solicit by electronic communication or distribute electronic communications for any purpose during work time. This includes the work time of the individual sending an electronic communication and the party receiving an electronic communication. Work time is that portion of the day when a vendor and its representatives are performing duties associated with vendor's agreement with Microsoft. (Non-work time includes meal periods, rest periods, or before or after periods when an individual is performing duties associated with vendor's agreement with Microsoft.) If on Microsoft premises for any reason Vendors and its representatives may not distribute electronic communications in work areas (such as offices, cubicles, copy rooms, or conference rooms) at any time.
- E-mail should not be used to solicit business or to receive information about regular positions at Microsoft.
- E-mail and its contents, as well as any other data stored on or transmitted by Microsoft-owned or leased equipment, is the property of Microsoft. The company may access this data as needed and without prior notice; accordingly, do not assume that e-mail and other communications are private.

On-Line Communications

Microsoft's various on-line systems (e-mail, intranet and internet, etc.) are vital business resources in providing efficient communication and information exchange. For access to any external service or resource (including but not limited to: Internet, CompuServe, America Online, MSN, etc.) approval to connect to external services off of the Microsoft network must be obtained by contacting Information Management & Security (e-mail ITGNSC). Approval will be based on business justification and requires Microsoft manager sponsorship. Vendors and its representatives may not use IT systems to solicit by electronic communication or distribute electronic communications for any purpose during work time. This includes the work time of the individual sending an electronic communication and the party receiving an electronic communication. Work time is that portion of the day when a vendor or its representative is performing duties associated with vendor's agreement with Microsoft. (Non-work time includes meal periods, rest periods, or before or after periods when an individual is performing duties associated with vendor's agreement with Microsoft.) If on Microsoft premises for any reason vendors and/or its representatives may not distribute electronic communications in work areas (such as offices, cubicles, copy rooms, and/or conference rooms) at any time.

In all cases, distribution or storage of obscene, profane, abusive, or otherwise offensive material on company owned computer equipment or systems is prohibited. Forgery or tampering with Microsoft on-line systems is also a violation of company policy. Examples include:

- Intentionally impersonating someone else and/or misrepresenting yourself.
- Modifying a message and forwarding it without noting the changes (i.e., deletions, removal of recipients, content modification, etc.).
- Fabricating a message and/or sender of a message.

- Bypassing the user-security mechanisms of the mail system in a malicious manner (such as creating bogus accounts).
- Modifying the internal mail transport header to forge a routing path that a message takes through the Internet.

Violations of the above policy are subject to disciplinary action, up to and including immediate termination of the vendor's agreement with Microsoft and/or legal action.

E-mail and Electronic Bulletin Boards should never be used in any of the following ways:

- As a forum for political or religious debate.
- As a form of entertainment.
- To solicit for any private business or cause.
- To harass, intimidate, or threaten Microsoft employees, contingent staff, other vendors or their representatives or any other person.

Vendors and its representatives must always disclose their identity on any internal and external networks, including clearly identifying their vendor affiliation with Microsoft and should not engage in an external discussion about Microsoft while performing duties associated with vendor's agreement with Microsoft without prior approval from the Microsoft Manager sponsoring the vendor agreement and unless your vendor affiliation with Microsoft has been disclosed. For additional obligations on communication regarding Microsoft, vendors and its representatives should refer to the Non-Disclosure section of the agreement signed prior to the time vendor and its representatives started performing duties associated with vendor's agreement with Microsoft.

Non-Solicitation and Non-Distribution Policy

Microsoft wants to provide a work environment that allows completion of assigned tasks in a safe and secure manner with the least amount of disruption. Therefore, this non-solicitation and non-distribution policy for vendors and its representatives must be followed to help maintain Microsoft project site efficiency and security.

Individuals who are not vendors or its representatives with an agreement for services with Microsoft, contingent staff at Microsoft or Microsoft employees are not allowed on Microsoft premises (such as any property, parking lots, walkways or building space owned, leased or controlled by Microsoft) for solicitation or distribution of literature or materials (such as brochures, publications, advertisements, surveys, announcements, or flyers), or for other reasons not related to Microsoft business purposes. This policy prohibits all individuals who are not vendors or its representatives with an agreement for services with Microsoft, contingent staff at Microsoft or Microsoft employees from soliciting or distributing literature or materials for any purpose at any time on Microsoft premises.

Vendors and its representatives and contingent staff are prohibited from distributing any form of literature or materials (such as brochures, publications, advertisements, surveys, announcements, or flyers) unrelated to Microsoft business related purposes in work areas (such as offices, cubicles, copy rooms, and/or conference rooms) at any time. During work time, vendors and its representatives and contingent staff are prohibited from such distribution anywhere at Microsoft or soliciting for any cause. Work time is that portion of the day when a vendor or its representatives are performing duties associated with vendor's agreement with Microsoft. (Non-work time includes meal periods, rest periods, and before or after periods when vendor or its representatives are performing duties associated with vendor's agreement Microsoft.) This rule on vendors and its representatives solicitation and distribution covers vendors and its representatives who are soliciting or distributing materials, as well as intended recipients. Any materials left unattended will be disposed of.

Vendor and its representatives agree that it will not utilize other vendors or their representatives, temporary personnel or other staff assigned to Microsoft to solicit for hire any Microsoft employees.

Company Access to Information and Property

E-mail and its contents, voicemail, and any other data of any kind stored on or transmitted by Microsoft-owned or leased equipment are the property of Microsoft and may be accessed by Microsoft at any time without further notice. Such data remains Microsoft property, and Microsoft retains its right to access or retrieve such data, even if the data has been transferred to equipment that is not owned or leased by Microsoft. You are expected to cooperate with and expedite Microsoft access to facilities and equipment when requested, and this may include promptly turning over equipment or keys to an authorized Microsoft representative or divulging to such representative passwords or other means for disabling any non-Microsoft created security devices. Microsoft property and equipment are

maintained and made available for the purpose of conducting Microsoft business, and you should not regard as private any Microsoft premises, facility or equipment or any property stored on or in those premises, facilities or equipment.

Additionally, in order to evaluate and improve customer service, Microsoft may monitor, as necessary, the telephone calls of vendors and their representatives who work in customer service positions.

Any facilities or equipment, including but not limited to offices, desks, computers, electronic media, motor vehicles, or lockers used by vendors and their representatives while on Microsoft property or while conducting Microsoft related business, may be accessed by Microsoft at any time without further notice. Accordingly, you should not consider protected by any personal right of privacy anything brought onto or stored on Microsoft property, stored on Microsoft equipment, or used while working on Microsoft related business. Any Microsoft property used by vendors and their representatives while performing Microsoft related business remains the property of Microsoft.

Gifts

Microsoft employees cannot accept payments of any amount or gifts or favors valued in excess of $100 from persons or firms with which Microsoft has business dealings, unless prior approval is obtained from a vice president or more senior company official. Accordingly, Vendor and its representatives should refrain from giving to Microsoft employees gifts with a value of more than $100. Microsoft employees are strictly prohibited from soliciting gifts of *any* value.

Insider Trading

All Microsoft employees, agency temporaries, independent contractors, and vendor representatives are considered "insiders" for the purposes of state or federal securities laws that prohibit insider trading. As an insider, no vendor nor vendor representative may buy or sell Microsoft's or another company's stock when in possession of information about Microsoft or another company that is not available to the investing public and that could influence an investor's decision to buy or sell stock.

New insider-trading laws carry stiff penalties, and the Securities and Exchange Commission (SEC) has a mandate to enforce these laws aggressively. Because of Microsoft's visibility and the volatility of our stock, Microsoft is carefully watched by the SEC. The company can be negatively affected by insider trading and may terminate the services of, or refuse to do further business with, anyone found to have engaged in conduct constituting or appearing to constitute insider trading.

Proper Use of Software

The unauthorized duplication and use of software and/or documentation by Microsoft vendors or contractors is a violation of the copyright laws of the United States and all the other countries in which Microsoft Corporation and its subsidiaries maintain offices. This applies equally to Microsoft software, whether a Beta or a final version, and to non-Microsoft software. Violation of copyright laws can subject vendors and Microsoft to liability for significant civil and criminal penalties. In addition, Microsoft devotes considerable resources around the world to educate software users about their obligation to use and manage software properly. In order for this effort to be effective and benefit the software industry, Microsoft must lead by example.

The following practices, unless granted by a specific license, are among those prohibited by this policy:

- Making additional copies of third-party software products for your use on other computers.
- Making copies of software (third-party or Microsoft) for friends or associates.
- Distributing software over a network.
- Providing copies of software to bulletin board services.

Helpdesk maintains a list of software products that have been licensed to Microsoft for network use or on a site-license basis. Each department that acquires third-party software is responsible for retaining proof of proper licensing of that software, such as end user license agreements, original disks and manuals, and receipts. Any Vendor representative who has questions regarding the terms of any third-party license agreement should contact Law and Corporate Affairs.

Failure to follow this policy can result in action against Vendor and its representative, including termination of the representative's services and/or termination of Microsoft's contract with Vendor.

Confidentiality

All information supplied by Microsoft to vendors and their representatives should be regarded as confidential unless otherwise specified. Vendor and its representatives are not authorized to speak to the press on Microsoft's behalf, unless expressly authorized to do so by Microsoft's Public Relations group. Prior to performing any work for Microsoft, Vendor and each of its representatives will be required to sign a contract that includes a nondisclosure agreement.

Health and Safety

Microsoft observes all applicable health and safety regulations under local, state and federal laws, including OSHA and WSHA. In addition, Microsoft is a Drug Free Workplace, as required by federal law, and a non-smoking environment. While on Microsoft property or conducting Microsoft business, all vendors and their representatives will be expected to observe all applicable health and safety laws and policies that, in addition to the above, may include motor vehicle laws and traffic signage both inside and outside the Microsoft campus.

Vendor Standards

Microsoft expects its chosen vendors to operate in the best interests of Microsoft at all times. It is expected that all equipment, manpower and services will be provided at the highest quality level while maintaining flexibility and cost effectiveness.

It is the responsibility of the vendor to inform its Microsoft contact (or a member of Microsoft management) if and when any situation develops that require the vendor to operate in violation of the guidelines set forth in this document.

Additionally, in the event a Microsoft employee has a relationship (spouse or other family relation, friend, domestic partner, etc.) with a vendor that might create a conflict of interest or the appearance of a conflict of interest, Microsoft senior management approval is required prior to contracting for the services of said vendor.